Exhibit 10.10

EXECUTION VERSION

CHESAPEAKE LODGING TRUST

SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT (this “Agreement”) made as of this 28th day of September, 2009, by and among Chesapeake Lodging Trust, a Maryland real estate investment trust (the “Trust”), and Hyatt Corporation, a Delaware corporation (“Purchaser”).

WHEREAS, the Trust intends to file a registration statement on Form S-11 (as heretofore amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with a proposed initial public offering (the “IPO”) of common shares of beneficial interest of the Trust, par value $0.01 per share (the “Common Shares”); and

WHEREAS, concurrent with the consummation of the IPO, the Trust desires to issue and sell, and Purchaser desires to purchase and acquire, upon the terms and conditions set forth in this Agreement, Common Shares as provided in this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Sale and Purchase of Shares. Subject to and concurrent with the consummation of the IPO and subject to the terms and conditions of this Agreement, the Trust agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase and acquire from the Trust, such whole number of Common Shares (the “Shares”) equivalent to the quotient of (a) $20,000,000 (the “Purchase Price”) divided by (b) the price per Common Share sold in the IPO, without the payment of any underwriting discount, commissions and/or related fees and expenses (the “Price Per Share”); provided, that Purchaser shall not be obligated to acquire Shares in an amount exceeding 4.9% of the issued and outstanding Common Shares on a fully diluted basis determined at the Closing (assuming consummation of the IPO and the purchase of the Shares by the Purchaser hereunder) and shall be entitled to reduce the Purchase Price accordingly.

2. Closing. The closing of the purchase and sale of the Shares hereunder will take place at the offices of the Trust or the Trust’s legal counsel concurrently with, and shall be subject to, the completion of the IPO (the “Closing”). At the Closing, the Trust shall deliver to Purchaser one or more certificates evidencing the Shares, registered in Purchaser’s or its designee’s name, upon the payment of the Purchase Price in immediately available funds by wire transfer to an account designated by the Trust to Purchaser in writing at least 3 business days prior to the Closing.

3. Representations and Warranties of the Trust. In connection with the issuance and sale of the Shares, the Trust hereby represents and warrants to Purchaser as of the Closing the following:

3.1 The Trust (a) has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of

Maryland and (b) has the real estate investment trust power and authority to enter into this Agreement and the Registration Rights Agreement (as defined below) and to consummate the transactions contemplated hereby and thereby and in the Registration Statement and to own or lease and operate its assets and carry on its business as described in the Registration Statement. The authorized capitalization of the Trust is as is set forth in the Registration Statement.

3.2 All real estate investment trust action necessary to be taken by the Trust to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement has been duly and validly taken. This Agreement has been duly executed and delivered by the Trust. This Agreement constitutes, and the Registration Rights Agreement, upon execution and delivery thereof, will constitute, the valid, binding and enforceable obligations of the Trust, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The issuance and sale by the Trust of the Shares does not (a) conflict with, or result in a default under, the declaration of trust or bylaws of the Trust any material contract by which the Trust or any of its subsidiaries’ respective property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Trust or its property or (b) result in the imposition of any claim, lien, pledge, deed of trust, option, charge, encumbrance or other restriction or limitation (each, a “Lien”), or any obligation to create any Lien, under any material contract by which the Trust or any of its subsidiaries’ respective property is bound or under the declaration of trust or bylaws of the Trust.

3.3 The Shares have been duly and validly authorized and upon issuance in accordance with, and payment pursuant to, the terms hereof, (a) the Shares will be fully paid and non assessable, free from preemptive rights, rights of first refusal or similar rights and (b) Purchaser will have good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and under other agreements described herein or in the Registration Rights Agreement.

3.4 No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental entity or any other third party is required to be obtained or made by the Trust for the execution, delivery or performance by the Trust of this Agreement, the Registration Rights Agreement or the consummation by the Trust of the transactions contemplated hereby and thereby, except such as have been already obtained or made or as may be required under the Securities Act or the rules promulgated under the Securities Act or state securities or blue sky laws or as may be required by the Financial Industry Regulatory Authority.

3.5 Subject to the accuracy of the representations and warranties of the Purchaser, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchaser in the manner contemplated by this Agreement to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

3.6 Neither the Trust nor any affiliate of the Trust (as defined under Rule 501(b) under the Securities Act) has, directly or indirectly, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act or (b) except for the Common Shares to be sold in the IPO, offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

3.7 Except as set forth in the Registration Statement, the Trust is not a party to any, and there are no pending, or to the knowledge of the Trust, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Trust or any of its subsidiaries or to which any of their respective assets are subject relating to or which challenges the validity or propriety of the transactions contemplated hereby or by the Registration Rights Agreement.

3.8 The Trust’s proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) for its for its taxable year ending December 31, 2009, and in the future. The Consolidated Subsidiaries that are partnerships have been and will continue to be treated as partnerships or as “disregarded entities” for U.S. federal income tax purposes and not as corporations, associations taxable as corporations or as publicly traded partnerships that are taxable as corporations.

3.9 To the Trust’s knowledge, the Trust qualifies as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

3.10 The Trust covenants and agrees with the Purchaser that the Purchaser may rely on the representations and warranties of the Trust and its subsidiaries that shall be set forth in the underwriting agreement to be entered into between the Trust and the representative(s) of the several underwriters of the IPO named therein (the “Underwriting Agreement”) as if such representations and warranties were made to the Purchaser herein.

4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Trust that:

4.1 Purchaser is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

4.2 The Shares are being acquired for Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3 Purchaser has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.4 All corporate action necessary to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by Purchaser in connection with the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly executed and delivered by Purchaser, and constitutes the valid, binding and enforceable obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The purchase by Purchaser of the Shares does not conflict with the organizational documents of Purchaser or with any material contract under which Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to Purchaser or its property.

4.5 Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Shares is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Trust’s reliance upon such exemptions is predicated upon Purchaser’s representations and warranties set forth in this Agreement. Purchaser understands and acknowledges that the Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.6 Purchaser (a) is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Shares and to make an informed decision relating thereto, (b) has the ability to bear the economic risk of Purchaser’s prospective investment in the Shares and (c) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium. Purchaser (a) has been furnished with the materials relating to the business, operations, financial condition, assets and liabilities of the Trust and other matters relevant to Purchaser’s investment in the Shares, which have been requested by Purchaser and (b) Purchaser has had adequate opportunity to ask questions of, and receive answers from, the officers, employees, agents, accountants and representatives of the Trust concerning the business, operations, financial condition, assets and liabilities of the Trust and all other matters relevant to its investment in the Shares.

4.7 Purchaser has a substantive, pre-existing relationship with the Trust and was directly contacted by the Trust or its agents not in connection with the IPO. Purchaser (a) was not identified or contacted through the marketing of the IPO and (b) did not independently contact the Trust as a result of the general solicitation by means of the Registration Statement.

4.8 Purchaser has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

4.9 Purchaser will have available at the closing sufficient funds to acquire the Shares to be purchased by Purchaser pursuant to this Agreement.

5. Covenants of the Trust. The Trust covenants and agrees with the Purchaser that it will, and will cause its subsidiaries to, comply in all material respects with their respective covenants contained in the Underwriting Agreement and further covenants and agrees that it will, and will cause its subsidiaries to, use reasonable best efforts to:

5.1 Timely file with the New York Stock Exchange or such other national securities exchange as on which the Shares are listed or included for trading (the “Exchange”) all documents and notices required by the Exchange of listed issuers with securities that are traded on the Exchange.

5.2 Meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2009 and for its future taxable years, unless the Trust’s Board of Trustees determines that it is no longer in the best interests of the Trust to be so qualified.

5.3 The Trust will promptly notify the Purchaser if the Trust has actual knowledge that it (i) no longer qualifies or (ii) is reasonably likely to cease to qualify for treatment as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

5.4 The Trust will cause Chesapeake Lodging, L.P. or such entity as the Trust may organize as its “operating partnership” as described in the Registration Statement, promptly following the organization of such partnership, to execute and deliver to the Purchaser a joinder agreement in the form attached as Exhibit A hereto.

6. Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If any party decides that it must make any such required filing it will advise the other parties prior to making such filing. Notwithstanding the foregoing, the parties hereto acknowledge that the transactions contemplated hereby have been disclosed in the Registration Statement and that this Agreement has been or will be filed as an exhibit to the Registration Statement.

7. Conditions of Closing of Purchaser. The respective obligations of Purchaser to acquire the Shares from the Trust at the Closing are subject to the fulfillment to Purchaser’s reasonable satisfaction on or prior to the Closing of each of the following conditions:

7.1 Each representation and warranty made by the Trust in Section 3 above and in the Underwriting Agreement shall be true and correct as of the Closing as though made as of the Closing.

7.2 All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Trust on or prior to the Closing shall have been performed or complied with by them in all respects.

7.3 The Trust shall have delivered at or prior to the date of the Closing to the Purchaser or its designee an executed copy of the Registration Rights Agreement among the Trust and Purchaser, substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”).

7.4 The Purchaser shall have received a written opinion of counsel to the Trust, in a form reasonably satisfactory to the Purchaser, with respect to certain trust, partnership, tax and securities law matters.

7.5 The material terms of the business and the proposed methods of operation of the business of the Trust shall not have changed in any material respect from those described in the Registration Statement, other than changes consented to by Purchaser (such consent not to be unreasonably withheld, conditioned or delayed).

8. Further Assurances.

8.1 Each party hereto shall execute and deliver such instruments and take such other actions prior to or after the Closing as any other party may reasonably request in order to carry out the intent of this Agreement, including without limitation obtaining any required consents or approvals from third parties.

8.2 Notwithstanding anything in this Agreement to the contrary, to the extent that prior to the six month anniversary of the Closing, the Trust grants superior or more favorable rights and/or terms, including, without limitation, granting warrants, to any other Person in connection with the issuance of Common Shares (or other securities that are convertible into, exchangeable or exercisable for, Common Shares), any such superior or more favorable rights and/or terms shall be deemed to have been granted simultaneously to the Purchaser with respect to Purchaser’s Shares and the Trust shall promptly prepare and execute such documents to reflect and provide the Purchaser with the benefit of such superior or more favorable rights and/or terms with respect to the Shares; provided, however, that this Section 8.2 shall not apply with respect to the issuance of any equity securities of the Trust (which for this purpose shall include, without limitation, securities convertible into or exchangeable for equity securities of the Trust, any equity or profit participation rights, or any rights, options, or warrants to purchase any of the foregoing issued by the Trust subsequent to the date hereof) that consist of issuances to employees of the Trust or any of its subsidiaries in connection with the performance of services in such capacity and made pursuant to any plan adopted by the Board and in effect at the Closing.

9. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

10. Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

11. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

12. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, RELEASES AND RELINQUISHES AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATIONS, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.

14. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, that the Underwriters shall be third party beneficiaries of this Agreement.

15. Legends. Each certificate, if any, representing the Shares shall be endorsed with the following legends or a substantially similar legends:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold, pledged or otherwise transferred except pursuant to an exemption from registration under the Act, or pursuant to an effective registration statement under the Act.

16. Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

17. Survival. The provisions of Section 3 hereof shall survive indefinitely.

18. Indemnification. The Trust agrees to indemnify and hold harmless the Purchaser and each person, if any, who (a) controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (b) is controlled by or is under common control with the Purchaser from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with this paragraph) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the prospectus (or any amendment or supplement thereto) forming part of the Registration Statement, any Issuer Free Writing Prospectus (as defined in the Underwriting Agreement), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (as defined in the Underwriting Agreement) (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements made to the Purchaser or referred to herein. This indemnity agreement will be in addition to any liability that the Trust might otherwise have. If for any reason the foregoing indemnification is unavailable to the Purchaser or insufficient to hold it harmless, then the Trust shall contribute to the amount paid or payable by the Purchaser as a result of such loss, claim, liability, expense or damage in such proportion as is appropriate to reflect the relative economic interests of the Trust on the one hand and the Purchaser on the other hand in the matters contemplated by this letter as well as the relative fault of the Trust and Purchaser with respect to such loss, claim, liability or damage and any other relevant equitable considerations. Any party that proposes to assert the right to be indemnified under this Section 18 in connection with a claim by a third party will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 18, notify each such indemnifying party of the commencement of such action. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 18 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

19. Termination. This Agreement shall be terminated prior to the consummation of the transactions contemplated hereby if (a) prior to the closing of the IPO, the Underwriting Agreement is terminated pursuant to its terms or (b) the Closing has not occurred within 180 days following the date hereof. The Purchaser may also terminate this Agreement prior to the consummation of the transactions contemplated hereby upon a material breach of the representations and warranties or covenants of the Trust contained herein. In the event of any termination of this Agreement, this Agreement shall become null and void and have no effect, without any liability to any person in respect hereof on the part of any party hereto, except for such liability resulting from such party’s breach of this Agreement prior to such termination.

20. Remedies and Waivers. No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall (a) impair such right power or remedy or (b) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, power and remedies provided by law.

21. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

22. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, emailed, sent by facsimile transmission or sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, emailed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

If to the Trust:

Chesapeake Lodging Trust

710 U.S Highway 46, Suite 206

Fairfield, NJ 07004

Facsimile:

Attention: Chief Financial Officer

If to Purchaser:

Global Head, Real Estate and Development

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

Facsimile: (312) 780-5282

With a concurrent copy (which shall not constitute notice) to:

Michael Pucker

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, Illinois 60606

facsimile: (312) 993-9767

Any party may, by notice given in accordance with this Section 22 to the other party, designate another address or person for receipt of notices hereunder; provided, that notice of such a change shall be effective upon receipt.

23. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Trust, on one hand, and the Purchaser, on the other hand, shall, except as otherwise expressly provided herein, pay the costs, fees and expenses incident to its negotiation, preparation, execution, delivery and performance hereof, including the fees and expenses of its counsel, accountants, advisors and other representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRUST:

CHESAPEAKE LODGING TRUST

By:	/s/ Douglas Vicani
Name:	Douglas Vicani
Title:	Chief Financial Officer

PURCHASER:

HYATT CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRUST:

CHESAPEAKE LODGING TRUST

By:
Name:
Title:

PURCHASER:

HYATT CORPORATION

By:	/s/ H. Charles Floyd
Name:	H. Charles Floyd
Title:	Exec. Vice President, North America Operations

EXHIBIT A

[Form of Joinder Agreement to Purchase Agreement]

[Date]

[Address of Purchaser]

Ladies and Gentlemen:

Reference is made to the Share Purchase Agreement (the “Share Purchase Agreement”) dated September 28, 2009, initially by and among Chesapeake Lodging Trust, a Maryland real estate investment trust (the “Trust”), and Hyatt Corporation, a Delaware corporation (“Purchaser”), concerning the purchase of the Shares (as defined in the Share Purchase Agreement) from the Trust by the Purchaser. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Share Purchase Agreement.

The undersigned agrees that this letter agreement is being executed and delivered in connection with the issue and sale of the Shares pursuant to the Share Purchase Agreement and to induce the Purchaser to purchase the Shares thereunder and is being executed concurrently with the organization of the undersigned.

1. Joinder. The undersigned hereby agrees to be bound by the terms, conditions and other provisions of Section 3.10, Section 6, Section 7.2, Section 7.4, Section 8 through Section 14 and Section 16 through Section 23 of the Share Purchase Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as the Trust and as if such party executed the Share Purchase Agreement on the date thereof

2. Representations, Warranties and Agreements. The undersigned represents and warrants to, and agrees with, the Purchaser on and as of the date hereof that:

2.1 The undersigned has the corporate power to execute and deliver this letter agreement and all corporate action required to be taken by it for the due and proper authorization, execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by the undersigned.

2.2 The representations, warranties and agreements of the undersigned set forth or referred to in the Share Purchase Agreement are true and correct on and as of the date hereof

3. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

4. Counterparts; Facsimile. This letter agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This letter agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

5. Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this letter agreement by signing in the space provided below, whereupon this letter agreement will become a binding agreement between the undersigned party hereto and the Purchaser in accordance with its terms.

[CHESAPEAKE LODGING, L.P.]

By:
Name:
Title: